Exhibit 99.3

Cemtrex, Inc.

Unaudited Proforma Condensed Combined Financial Information

The following unaudited proforma condensed combined balance sheet of Cemtrex, Inc. (“the Company”) for the fiscal year ended September 30, 2025, is presented as if the acquisition of Invocon, Inc.. (“Invocon”) referred to herein as the “Acquisition” had occurred on October 1, 2024.

The accompanying unaudited proforma condensed combined financial statements are based on the historical financial statements of the Company after giving proforma effect to the Company’s acquisition of Invocon and its related assets, liabilities and personnel and gives effect to: (i) the liability taken to fund consideration and (ii) the acquisition of Invocon. Invocon operations and related financial information contained throughout the unaudited proforma condensed combined financial statements herein constitute predominantly all of the historical audited annual and unaudited interim financial statements Invocon. The consideration and the acquisition of Invocon are hereby referred to as the “Transaction”.

The unaudited proforma condensed combined financial statements have been derived from and should be read in conjunction with the Company’s historical audited consolidated financial statements and historical unaudited interim condensed consolidated financial statements, including the notes thereto, and Invocon historical audited and interim unaudited consolidated financial statements, including the notes thereto. The financial statements of the Company for the year ended September 30, 2025, are included in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on December 29, 2025, and as amended on January 16, 2026. The statement of operations of Invocon for the twelve months ended September 30, 2025, was derived from Invocon historical audited consolidated statement of operations for the year ended December 31, 2024, as well as the unaudited interim consolidated statements of operations for the nine months ended September 30, 2025, which are included in exhibit 99.1 and exhibit 99.2 herein. Note 2 describes the method of calculating the statement of operations of Invocon for the twelve months ended September 30, 2025, which is within 93 days of the Company’s fiscal year ended September 30, 2025, as required by Rule 11-02(c)(3) of Regulation S-X under the Securities Act of 1933.

The unaudited proforma condensed combined financial statements include unaudited proforma adjustments that are factually supportable and directly attributed to the Acquisition. The unaudited proforma adjustments are expected to have a continuing impact on the consolidated results. Assumptions underlying the proforma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited proforma condensed combined financial statements.

The unaudited proforma adjustments are based upon available information and certain assumptions that the Company’s management believe are reasonable. The unaudited proforma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of the Company’s financial position or results of operations that would have occurred had the events been consummated as of the dates indicated. In addition, the unaudited proforma condensed combined financial statements are not necessarily indicative of the Company’s future operating results.

The Company’s management expects that the strategic and financial benefits of the acquisition of Invocon will result in certain cost saving opportunities, which have not been reflected in the accompanying unaudited proforma condensed combined financial statements.

The acquisition of Invocon will be accounted for as a business combination using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations, which will establish a new basis of accounting for all identifiable assets acquired and liabilities assumed at fair value as of the date control is obtained. Accordingly, the consideration transferred will be allocated to the underlying net assets in proportion to their respective fair values. The fair value of Invocon’s identifiable tangible and intangible assets acquired and liabilities assumed are based on a preliminary estimate of fair value. Any excess of the purchase price over the estimated fair values of the net assets acquired will be recorded as goodwill. The allocation of the purchase price to acquired assets and assumed liabilities based on their underlying fair values requires the extensive use of significant estimates and the Company’s judgment. The Company’s management believes the fair values recognized for the acquired assets and assumed liabilities are based on reasonable estimates and assumptions based on information currently available. All assets acquired and liabilities assumed have been recognized at their respective book values, which the Company’s management believes materially approximate their respective fair values. The excess of estimated purchase price over the estimated fair value of the net assets acquired of $7,077,875 has been preliminarily allocated to goodwill. The allocation of purchase price is preliminary at this time and will remain as such until the Company completes valuations and other studies to finalize the valuation of the net assets acquired. The final allocation of the purchase price is dependent on a number of factors, including the final valuation of the fair value of all tangible and intangible assets acquired and liabilities assumed as of the closing date of the acquisition of Invocon when additional information will be available. Such final adjustments, including changes to depreciable tangible and amortizable intangible assets, may be material.

The unaudited proforma condensed combined financial statements should be read in conjunction with the following information:

●	The notes to the unaudited proforma condensed combined financial statements.

●	The Company’s audited consolidated financial statements as of and for the fiscal year ended September 30, 2025, which are included in the Company’s Annual Report on Form 10-K as of and for the fiscal year ended September 30, 2025.

●	The audited financial statements of Invocon as of and for the year ended December 31, 2024, which is included in Exhibit 99.1 herein; and

●	The unaudited financial statements of Invocon for the nine months ended September 30, 2025, which are included in Exhibit 99.2 herein.

Cemtrex, Inc.

Proforma Combined Balance Sheets

September 30, 2025

Unaudited

	Cemtrex Inc.	Invocon	Pro Forma Adjustments
	September 30, 2025	September 30, 2025	Acquisition	Notes	Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$4,974,303	408,643	$(79,450)	5(a)(c)	$5,303,496
Restricted cash	1,372,738	-	-		1,372,738
Trade receivables, net	13,133,424	925,767	(826,786)	5(a)	13,232,405
Trade receivables, net - related party	405,493	-	-		405,493
Inventory, net	6,584,944	-	-		6,584,944
Contract assets, net	980,164	-	127,465	5(a)	1,107,629
Prepaid expenses and other current assets	1,556,432	14,816	56,845	5(a)	1,628,093
Total current assets	29,007,498	1,349,226	(721,926)		29,634,798

Property and equipment, net	9,651,996	1,030	(251)	5(a)	10,227,332
Right-of-use assets	2,003,967	769,286	(118,636)	5(a)	2,654,617
Royalties receivable, net - related party	190,475	-	-		190,475
Digital assets	1,158,238	-	-		1,158,238
Goodwill	3,708,347	-	7,077,875	5(a)	10,211,665
Other	2,067,755	-	-		2,067,755
Total Assets	$47,788,276	2,119,542	$6,237,062		$56,144,880

Liabilities & Stockholders’ Equity
Current liabilities
Accounts payable	4,492,859	657	157,399	5(a)	4,650,915
Sales tax payable	76,008	-	-		76,008
Revolving line of credit	3,176,096	-	-		3,176,096
Current maturities of long-term liabilities	8,925,497	-	4,504,538	5(c)	13,430,035
Operating lease liabilities - short-term	918,391	360,917	5,055	5(a)	1,284,363
Loan from CEO	-	-	-		-
Deposits from customers	158,344	-	-		158,344
Accrued expenses	2,223,521	359,839	(21,308)	5(a)	2,562,052
Accrued payable on inventory in transit	652,179	-	-		652,179
Contract liabilities	1,655,055	567,567	(328,281)	5(a)	1,894,341
Deferred revenue	1,383,036	-	-		1,383,036
Accrued income taxes	203,470	-	3,856	5(d)	207,326
Total current liabilities	23,864,456	1,288,980	4,321,259		29,474,695

Long-term liabilities
Long-term debt	4,586,779	-	4,200,000	5(c)	8,786,779
Long-term operating lease liabilities	1,153,221	408,369	(153,610)	5(a)	1,407,980
Other long-term liabilities	289,483	-	-		289,483
Deferred Revenue - long-term	482,978	-	-		482,978
Warrant liabilities	8,735,197	-	-		8,735,197
Total long-term liabilities	15,247,658	408,369	4,046,390		19,702,417

Total liabilities	39,112,114	1,697,349	8,367,649		49,177,112

Commitments and contingencies	-	-	-		-

Stockholders’ equity
Preferred stock , $0.001 par value, 10,000,000 shares authorized, Series 1, 3,000,000 shares authorized, 2,705,327 shares issued and 2,641,227 shares outstanding as of September 30, 2025 (liquidation value of $10 per share)	2,705	-	-		2,705
Series C, 100,000 shares authorized, 50,000 shares issued and outstanding at September 30, 2025	50	-	-		50
Common stock, $0.001 par value, 70,000,000 shares authorized, 830,606 shares issued and outstanding at September 30, 2025	831	1,000	(1,000)	5(b)	831
Additional paid-in capital	105,668,565	421,193	(421,193)	5(b)	105,668,565
(Accumulated deficit)/Retained earnings	(99,439,038)	-	(1,708,394)	5(c)(d)	(101,147,432)
Treasury stock, 64,100 shares of Series 1 Preferred Stock at September 30, 2025,	(148,291)	-	-		(148,291)
Accumulated other comprehensive income	2,591,340	-	-		2,591,340
Total Cemtrex stockholders’ equity	8,676,162	422,193	(2,130,587)		6,967,768
Total liabilities and shareholders’ equity	$47,788,276	$2,119,542	$6,237,062		$56,144,880

Cemtrex, Inc.

Proforma Combined Statement of Operations

For the year ended September 30, 2025

Unaudited

			Pro Forma
		Invocon	Adjustments		Pro Forma
	Cemtrex Inc.	Note 2	Acquisition	Notes	Combined
Revenues	$76,488,088	$5,276,689			$81,764,777
Cost of revenues	44,199,562	1,640,176			45,839,738
Gross profit	32,288,526	3,636,513	-		35,925,039

Operating expenses
General and administrative	29,425,560	2,893,537	25,000	5(c)	32,344,097
Research and development	2,353,140	249,386			2,602,526
Total operating expenses	31,778,700	3,142,923	25,000		34,946,623
Operating loss	509,826	493,590	(25,000)		978,416

Other income/(expense)
Other income/(expense), net	159,027	20,596			179,623
Interest expense	(2,110,726)	-	(1,679,538)	5(c)	(3,790,264)
Changes in fair value of digital assets	150,009	-			150,009
Gain/(loss) on exercise of warrant liabilities	(15,088,812)	-			(15,088,812)
Changes in fair value of warrant liability	(10,933,412)	-			(10,933,412)
Total other (expense)/income, net	(27,823,914)	20,596	(1,679,538)		(29,482,856)

Net (loss)/income before income taxes	(27,314,088)	514,186	(1,704,538)		(28,504,440)
Income tax expense	776,177		3,856	5(d)	780,033
Net (Loss)/income	(28,090,265)	514,186	(1,708,394)		(29,284,473)
(Loss)/income from discontinued operations, net of tax	(243,552)	-			(243,552)
Net loss	(28,333,817)	514,186	(1,708,394)		(29,528,025)
Less net loss in noncontrolling interest	(180,152)				(180,152)
Net (loss)/income attributable to Cemtrex, Inc. shareholders	$(28,153,665)	$514,186	$(1,708,394)		$(29,347,873)

Income (loss) per share - Basic & Diluted	$(154.32)	$2.84	$(9.43)	5(e)	$(160.91)
Discontinued Operations	$(1.34)	$-	$-		$(1.34)

Weighted Average Number of Shares-Basic & Diluted	181,190	181,190	181,190		181,190

Cemtrex, Inc.

Notes to the Unaudited Proforma Combined Financial Statements

Note 1 – Description of the Transaction

On January 8, 2026, Cemtrex, Inc. (“Cemtrex”) completed the acquisition of a leading service contractor and steel fabricator that specializes in industrial and water treatment markets, Invocon, Inc. (“Invocon”) based in Shenandoah, Texas.

The total consideration given by Cemtrex to the shareholder of Invocon was approximately $7.06 million in cash. Cemtrex mostly funded the transaction with a $7,025,000 note.

Note 2 – Basis of Proforma Presentation

Invocon had a fiscal year of December 31 as compared to the Company’s September 30 fiscal year. In order for the unaudited proforma condensed consolidated statement of operations to be comparable to the Company’s, Invocon’s nine-month period ended September 30, 2025, was used and was calculated as follows:

	Nine Months Ended September 30, 2025	Three-months October 1, 2024 to December 31, 2024	Twelve Months September 30, 2025

Revenues	$4,382,819	$893,870	$5,276,689
Cost of revenues	1,503,782	136,394	1,640,176
Gross profit	2,879,037	757,476	3,636,513

General and administrative	2,086,145	807,392	2,893,537
Research & development	145,341	104,045	249,386
Total operating expenses	2,231,486	911,437	3,142,923
Income from operations	647,551	(153,961)	493,590

Other income/(expense)
Other income	-	20,596	20,596
Total other income (expense)	-	20,596	20,596

Net income/(loss) before income taxes	647,551	(133,365)	514,186
Income tax benefit/(expense)	-	-	-
Net Income	$647,551	$(133,365)	$514,186

Note 3 – Reclassifications

As part of the Company’s integration efforts, the Company will continue its process of evaluating whether there are any significant differences in accounting policies that would require adjustment or reclassification of Invocon’s results of operations in order to conform to the Company’s accounting policies and classifications. As a result of that ongoing evaluation, the Company may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited proforma condensed combined financial statements.

During the preparation of the unaudited proforma condensed combined financial statements, the Company was not aware of any material differences between accounting policies of the two companies, except for certain reclassifications necessary to conform to the Company’s financial presentation, and accordingly, the unaudited proforma condensed combined statement of operations does not assume any material differences in accounting policies between the two companies.

Cemtrex, Inc.

Note 4 – Fair Value of Assets Acquired, Liabilities Assumed and Calculation of Goodwill

The total purchase price has been allocated in the accompanying unaudited proforma condensed combined financial statements based on (i) the amounts reported in the historical statements of Invocon, or (ii) management’s preliminary estimates of fair value. The Company’s management reviewed various other asset allocations of similar market transactions and applied corresponding relative values of the intangibles compared to the purchase price. The estimated amortization periods are consistent with those used for similar market transactions and amortization is accounted for on a straight-line basis. The percentages assigned are an initial estimate and are subject to change once the detailed third-party purchase price accounting analysis is completed.

The proforma purchase price allocation presented below is still preliminary but has been developed based on an estimate of fair values of Invocon’s identifiable tangible and intangible assets acquired and liabilities assumed as of January 8, 2026. The final allocation of the purchase price will be determined within one year from the closing date of the Invocon acquisition. As such, the purchase price allocation may change, and such changes could result in a material change to the unaudited proforma condensed combined financial statements.

The preliminary allocation of Invocon’s tangible and intangible assets and liabilities under this methodology as if the acquisition on October 1, 2024, is as follows:

Consideration transferred:
Cash	$7,060,000
Less cash acquired	(389,193)
Total consideration transferred	$6,670,807

Purchase Price Allocation:
Accounts receivable	98,981
Pre-paid expenses	71,661
Contract assets	127,465
Property and equipment	779
Right-of-use assets	650,650
Accounts payable	(158,056)
Accrued expenses	(338,531)
Contract liabilities	(239,286)
Lease liabilities	(620,731)
Goodwill	7,077,875
Total consideration transferred	$6,670,807

Note 5 – Proforma Adjustments

The proforma adjustments included in the accompanying information do not reflect the final Acquisition purchase consideration. The allocation of consideration to the various tangible and intangible assets acquired and liabilities assumed is preliminary and subject to change. This note should be read in conjunction with “Note 1 – Description of The Transactions,” “Note 2 – Basis of Proforma Presentation,” and “Note 3 – Reclassifications.” Adjustments included in the column “Acquisition” to the accompanying unaudited proforma condensed combined balance sheet as of September 30, 2025, and statement of operations for the year ended September 30, 2025:

Unaudited Proforma Condensed Combined Balance Sheet

(a) Purchase Price Allocation

To reflect the consideration of $7,060,000 cash upon the consummation of the transaction. Adjustment also reflects the establishment of goodwill of $6,503,318 at the time of the transaction.

(b) Elimination of Equity Balances

To reflect the elimination of Invocon’s equity balances in combination.

(c) Financing related expense

The note issued in order to purchase Invocon carried variable interest rates based on the 30 day Secured Overnight Financing Rate (“SOFR”) for the period November 7, 2025 and December 31, 2025, then reverting to an 8% interest rate for the remaining term of the note. Additionally, this note contains an additional interest provision that if this note is outstanding on January 1, 2026, a one-time additional interest fee of $1,050,00 will automatically be added to the outstanding balance. These proforma financial statement adjustments are based on the historical SOFR rates and are not indicative of what these rates may be in the future. The short-term portion is captioned under “Current maturities of long-term liabilities” on the unaudited proforma condensed combined balance sheet as of September 30, 2025.

(d) Income tax

The income tax effect is on state income taxes. Federal taxes are not reflected as any benefit would be fully offset by a valuation allowance.

(e) Earning per share

Proforma basic and diluted earnings per share (“EPS”) is calculated in conformity with the Company’s accounting policies.